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                                                                     Exhibit 5.1


                                                   Hunton & Williams LLP
                                                   Riverfront Plaza, East Tower
                                                   951 East Byrd Street
                                                   Richmond, Virginia 23219-4074

                                                   Tel 804 o 788 o 8200
                                                   Fax 804 o 788 o 8218


September 9, 2005                                    File No. 64065.000011


Board of Directors
New York Mortgage Trust, Inc.
1301 Avenue of the Americas
New York, New York  10019


        New York Mortgage Trust, Inc. Registration Statement on Form S-3 $250,000,000 of Debt Securities, Preferred Stock and Common Stock
        -----------------------------------------------------------------


Ladies and Gentlemen:

         We have acted as special counsel to New York Mortgage Trust, Inc., a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-127400) (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission"), with respect to the issuance and sale of senior and subordinated debt securities of the Company (the "Debt Securities"), shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), shares of the Company's preferred stock, $0.01 par value per share, in one or more series (the "Preferred Stock," and, together with the Debt Securities and the Common Stock, the "Offered Securities"), to be offered from time to time, having an aggregate maximum public offering price not to exceed $250,000,000, as described in the Registration Statement and on terms to be determined at the time of any offering of the Offered Securities.

         In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.

         Based upon the foregoing and subject to the other qualifications, assumptions and limitations contained herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:
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Board of Directors
New York Mortgage Trust, Inc.
September 9, 2005
Page 2


         1. The Company is a corporation, duly incorporated and existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.

         2. When the terms of any Offered Securities have been authorized by appropriate action of the Company, and have been issued and sold as described in the Registration Statement, the Prospectus included therein and any applicable Prospectus Supplement and in accordance with any agreement of sale with respect to the Offered Securities, and, in the case of the Debt Securities, have been duly executed, authenticated and delivered in accordance with the applicable indenture, then the Offered Securities (to the extent consisting of Preferred Stock and/or Common Stock) will be validly issued, fully paid and non-assessable and (to the extent consisting of Debt Securities) will be validly authorized and issued and binding obligations of the Company.

         In expressing the opinions set forth above, we have assumed that (i) the Offered Securities will not be issued in violation of any restriction or limitation contained in the Company's Articles of Amendment and Restatement (the "Charter"), and (ii) upon issuance of any Offered Securities (to the extent consisting of Preferred Stock and/or Common Stock), the total number of shares of Common Stock and Preferred Stock issued and outstanding will not exceed the total number of shares that the Company is then authorized to issue under its Charter.

         The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or fraudulent conveyances. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Other Matters -- Legal" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.
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Board of Directors
New York Mortgage Trust, Inc.
September 9, 2005
Page 3


         This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.


                                                  Very truly yours,


                                                  /s/ Hunton & Williams LLP